 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

CELL MEDX CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-54500	38-3939625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4575 Dean Martin Drive, STE 2206 Las Vegas, NV		89103
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(310) 508-9398

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment No. 2 to Technology Purchase Agreement

On November 13, 2014, Cell MedX Corp. (the “Company”), Jean Arnett and Brad Hargreaves agreed to extend the closing deadline for the transactions contemplated in that Technology Purchase Agreement dated effective as of October 16, 2014 as previously amended by that Amendment No. 1 to Technology Purchase Agreement dated October 28, 2014 (as previously amended, the “Purchase Agreement”).  The parties have agreed to extend the closing deadline to December 1, 2014.  The parties may, by mutual agreement, agree to close the transactions contemplated in the Purchase Agreement prior to December 1, 2014.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of Amendment No. 2 to Technology Purchase Agreement between the Company, Ms. Arnett and Mr. Hargreaves, a copy of which is included as an exhibit to this report. A description of the Purchase Agreement, as previously amended, and the transactions contemplated therein are provided in the Company’s reports on Form 8-K filed with the Securities and Exchange Commission on October 17, 2014 and November 3, 2014.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit Number	Description of Exhibit
10.1	Letter Agreement dated August 29, 2014 among Sports Asylum, Inc., Jean Arnett, Brad Hargreaves and XC Velle Institute Inc.(1)
10.2	Technology Purchase Agreement dated October 16, 2014 among Cell MedX Corp., Jean Arnett, and Brad Hargreaves.(2)
10.3	Amendment No. 1 to Technology Purchase Agreement dated effective as of October 28, 2014 among Cell MedX Corp., Jean Arnett, and Brad Hargreaves.(3)
10.4	Amendment No. 2 to Technology Purchase Agreement dated effective as of November 13, 2014 among Cell MedX Corp., Jean Arnett, and Brad Hargreaves.

(1) Included as an exhibit to that report on Form 8-K filed by the Company with SEC on September 5, 2014.
(2) Included as an exhibit to that report on Form 8-K filed by the Company with SEC on October 17, 2014.
(3) Included as an exhibit to that report on Form 8-K filed by the Company with SEC on November 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL MEDX CORP.
Date:  November 18, 2014
By:          /s/ Frank McEnulty
Frank McEnulty,
Chief Executive Officer, Chief Financial Officer,
Secretary, Treasurer and Director